Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
	:	(Jointly Administered)
Debtors.	:
:
x

NOTICE OF ADJOURNMENT OF

CONFIRMATION HEARING AND CERTAIN RELATED DEADLINES

TO PARTIES IN INTEREST IN THE CHAPTER 11 CASES OF:

Endeavour Operating Corporation	Case No. 14-12308 (KJC)
Endeavour International Corporation	Case No. 14-12309 (KJC)
Endeavour Colorado Corporation	Case No. 14-12310 (KJC)
Endeavour Energy New Ventures Inc.	Case No. 14-12311 (KJC)
END Management Company	Case No. 14-12312 (KJC)
Endeavour Energy Luxembourg S.à r.l.	Case No. 14-12313 (KJC)

PLEASE TAKE NOTICE THAT:

1. Adjournment of the Confirmation Hearing and Certain Related Deadlines. The hearing to consider confirmation (the “Confirmation Hearing”) of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 23, 2014 (D.I. 304) (as may be amended from time to time, the “Proposed Plan”),2 currently scheduled for Monday, February 9, 2015 at 10:00 a.m. (Prevailing Eastern Time), before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and certain deadlines related to confirmation of the Proposed Plan each have been adjourned to a date to be determined.

[1]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.
[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Proposed Plan or the Disclosure Statement for the Debtors’ Amended Joint Chapter 11 Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 23, 2014 (D.I. 305) (the “Disclosure Statement”).

2. Further Notice Regarding Rescheduled Confirmation Hearing. The Debtors will file and serve notice of the rescheduled Confirmation Hearing date on all parties in interest in the above captioned chapter 11 cases in a manner consistent with the Bankruptcy Court’s Order Approving Proposed Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing, (ii) Establishing Solicitation and Voting Procedures, (iii) Scheduling Confirmation Hearing and (iv) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan Pursuant to Sections 105, 502, 1125, 1126 and 1128 of the Bankruptcy Code and Bankruptcy Rules 2002, 3003, 3017, 3018, 3020 and 9006 and Local Rules 2002-2, 3017-1 and 9006-1, dated December 22, 2014 (D.I. 297) and/or further order of the Bankruptcy Court.

3. The Plan May Be Modified. As a result of the recent decline in oil and gas prices and the implications of such decline on the Debtors’ Proposed Plan, the Debtors have engaged in discussions with certain of the Consenting Creditors and their advisors and the advisors to the Official Committee of Unsecured Creditors concerning the impact of such price declines on the Proposed Plan and potential amendments to the Restructuring Support Agreement and the Proposed Plan.

4. Effect of Any Plan Modification. Pursuant to section 12.1 of the Proposed Plan and section 1127 of the Bankruptcy Code, a holder of an Allowed Claim that has accepted the Proposed Plan shall be deemed to have accepted the Proposed Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder. In the event the Debtors modify the Proposed Plan in a manner that does materially and adversely change the treatment of any Allowed Claims, the Debtors will, if necessary, supplement the Disclosure Statement and re-solicit votes to accept or reject the Proposed Plan from only such holders of Allowed Claims whose Claims are materially and adversely changed by the proposed modifications to the Proposed Plan.

5. Additional Information. Any party in interest wishing to obtain further information about the Proposed Plan or the Confirmation Hearing, may contact, free of charge, the Debtors’ Voting Agent, Kurtzman Carson Consultants LLC (“KCC”) at (866) 967-0263 or visit the website established for these chapter 11 cases by KCC at www.kccllc.net/Endeavour.

Dated:     February 3, 2015

                Wilmington, Delaware

/s/ Zachary I. Shapiro

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins (No. 2981)

Zachary I. Shapiro (No. 5103)

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Email: collins@rlf.com

Email: shapiro@rlf.com

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WEIL, GOTSHAL & MANGES LLP

Gary T. Holtzer (admitted pro hac vice)

Stephen A. Youngman (admitted pro hac vice)

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Email: gary.holtzer@weil.com

Email: stephen.youngman@weil.com

Attorneys for Debtors in Possession

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